UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2015

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California		93243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.	3

Signatures	4

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 6, 2015, Tejon Ranch Co. held an annual meeting of it shareholders. Three proposals were acted on at that meeting: (1) The election of four Class I Directors, (2) The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and (3) An advisory vote for the approval of the executive compensation plan. Tejon Ranch Co, shareholders elected all four of the Class I Directors, approved the appointment of Ernst & Young LLP, and in an advisory vote approved the executive compensation plan.

Following are the votes cast for or withheld for each Director:

	For	Withheld	Not voted
Anthony L. Leggio	15,133,890	1,447,019	2,733,215
Geoffrey L. Stack	15,138,699	1,442,210	2,733,215
Frederick C. Tuomi	15,214,348	1,366,561	2,733,215
Michael H. Winer	15,933,375	647,534	2,733,215

Following are the votes cast for and against ratification of the independent public accounting firm:

For	Against	Abstain
19,250,407	28,726	34,991

Following are the votes cast related the advisory approval vote on executive compensation:

For	Against	Abstain	Not voted
10,300,559	6,205,934	75,602	2,732,029

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015	TEJON RANCH CO.

	By:	/s/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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